                                                                    Exhibit 99F
-------------------------------------------------------------------------------

                                                                 EXHIBIT 99F TO
                                                     ANNUAL REPORT ON FORM 10-K
                                                     COMMISSION FILE NO. 1-3671


                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                              -------------------


                                   FORM 11-K

                  ANNUAL REPORT PURSUANT TO SECTION 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                     FOR THE YEAR ENDED DECEMBER 31, 1998

A. Full title of the Plan and the address of the Plan, if different from the issuer named below:

                          GENERAL DYNAMICS CORPORATION
                       SAVINGS AND STOCK INVESTMENT PLAN

B. Name of the issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                          GENERAL DYNAMICS CORPORATION
                            3190 FAIRVIEW PARK DRIVE
                       FALLS CHURCH, VIRGINIA 22042-4253

                          GENERAL DYNAMICS CORPORATION
                       SAVINGS AND STOCK INVESTMENT PLAN
                   INDEX OF FINANCIAL STATEMENTS AND EXHIBITS

                                                                                  Pages of this
                                                                                  Exhibit 99F

(a)        FINANCIAL STATEMENTS

           Report of Independent Public Accountants                                  1

           Statements of Net Assets Available for Benefits, as of
           December 31, 1998 and 1997                                                2-3

           Statement of Changes in Net Assets Available for Benefits,
           For the Year Ended December 31, 1998                                      4

           Notes to Financial Statements                                             5-8

           Schedule I - Statement of Investments
           in Master Trust Funds as of December 31, 1998                             9-10

           Schedule II - Schedule of Loans or Fixed Income Obligations               11-16

(b)        SIGNATURE                                                                 17

(c)        EXHIBITS

           Exhibit 23- Consent of Independent Public Accountants                     18


                          GENERAL DYNAMICS CORPORATION
                       SAVINGS AND STOCK INVESTMENT PLAN

                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To General Dynamics Corporation:

We have audited the accompanying statements of net assets available for benefits of the General Dynamics Corporation Savings and Stock Investment Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits for the year ended December 31, 1998. These financial statements and the schedule referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental statement of investments in master trust funds (schedule I), is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedule and Fund Information are the responsibility of the Plan's management. The supplemental schedule and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ ARTHUR ANDERSEN LLP
------------------------------
ARTHUR ANDERSEN LLP

Washington, D.C.
June 4, 1999

                          GENERAL DYNAMICS CORPORATION
                       SAVINGS AND STOCK INVESTMENT PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                            AS OF DECEMBER 31, 1998


                                                                      STOCK          FIXED INCOME     BOND INDEX      BALANCED
                                                    TOTAL             FUND               FUND            FUND           FUND
                                              ------------------ ---------------  ----------------- -------------- ---------------
ASSETS:
     Investment in Master Trust                  $2,575,814,821    $662,777,394     $1,025,430,024   $108,120,872    $ 57,984,985
     Loans receivable                                19,972,729               -                  -              -               -
     Miscellaneous receivables                        2,536,660       1,758,958            112,882        220,063          54,323
                                              ------------------ ---------------  ----------------- -------------- ---------------
                          Total assets            2,598,324,210     664,536,352      1,025,542,906    108,340,935      58,039,308
                                              ------------------ ---------------  ----------------- -------------- ---------------

LIABILITIES:
     Fund transfers                                           -       1,623,587         (1,208,102)        69,290         115,219
     Accrued payables                                   708,661         107,466            269,475         50,550          22,515
                                              ------------------ ---------------  ----------------- -------------- ---------------
                          Total liabilities             708,661       1,731,053           (938,627)       119,840         137,734
                                              ------------------ ---------------  ----------------- -------------- ---------------
Net assets available for benefits                $2,597,615,549    $662,805,299     $1,026,481,533   $108,221,095    $ 57,901,574
                                              ================== ===============  ================= ============== ===============


                                                S&P 500 STOCK     INTERNATIONAL       SMALL CAP      DISTRIBUTION       LOAN
                                                 INDEX FUND        INDEX FUND        INDEX FUND        ACCOUNT          FUND
                                              ---------------  -----------------  ---------------  --------------  --------------
ASSETS:
     Investment in Master Trust                $ 666,052,137       $ 12,433,099     $ 39,867,610     $ 3,148,700    $          -
     Loans receivable                                      -                  -                -               -      19,972,729
     Miscellaneous receivables                       272,623             54,012           37,752               -          26,047
                                              ---------------  -----------------  ---------------  --------------  --------------
                          Total assets           666,324,760         12,487,111       39,905,362       3,148,700      19,998,776
                                              ---------------  -----------------  ---------------  --------------  --------------

LIABILITIES:
     Fund transfers                                 (366,913)          (138,974)         (94,107)              -               -
     Accrued payables                                156,161                  -           19,275               -          83,219
                                              ---------------  -----------------  ---------------  --------------  --------------
                          Total liabilities         (210,752)          (138,974)         (74,832)              -          83,219
                                              ---------------  -----------------  ---------------  --------------  --------------
Net assets available for benefits              $ 666,535,512       $ 12,626,085     $ 39,980,194     $ 3,148,700    $ 19,915,557
                                              ===============  =================  ===============  ==============  ==============

    The accompanying notes are an integral part of this financial statement.

                          GENERAL DYNAMICS CORPORATION
                       SAVINGS AND STOCK INVESTMENT PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                            AS OF DECEMBER 31, 1997


                                                                         STOCK         FIXED INCOME      BOND INDEX        BALANCED
                                                         TOTAL            FUND             FUND             FUND             FUND
                                                    ---------------  --------------  ----------------  -------------   -------------
ASSETS:
   Investment in Master Trust                        $2,236,325,051   $ 455,779,945    $1,060,772,264   $ 95,296,407    $ 39,550,914
   Loans receivable                                      18,656,039               -                 -              -               -
                                                    ---------------  --------------  ----------------  -------------   -------------
                        Total assets                  2,254,981,090     455,779,945     1,060,772,264     95,296,407      39,550,914
                                                    ---------------  --------------  ----------------  -------------   -------------

LIABILITIES:
   Fund transfers                                                 -         489,669          (675,999)       (61,797)        144,953
   Amounts payable to BIW Hourly Plan (Note 10)           1,496,305               -                 -              -               -
   Amounts payable to General Dynamics Corporation           93,915               -                 -              -               -
   Accrued payables                                       1,141,512          61,066           144,372         17,126           8,816
                                                    ---------------  --------------  ----------------  -------------  --------------
                        Total liabilities                 2,731,732         550,735          (531,627)       (44,671)        153,769
                                                    ---------------  --------------  ----------------  -------------  --------------
Net assets available for benefits                    $2,252,249,358   $ 455,229,210    $1,061,303,891   $ 95,341,078    $ 39,397,145
                                                    ===============  ==============  ================  =============  ==============

                                                       S&P 500 STOCK    INTERNATIONAL    SMALL CAP     DISTRIBUTION         LOAN
                                                         INDEX FUND       INDEX FUND     INDEX FUND       ACCOUNT           FUND
                                                     -----------------  -------------  --------------  -------------  --------------
ASSETS:
   Investment in Master Trust                            $ 537,364,113    $ 8,975,722    $ 35,352,123    $ 3,233,563    $          -
   Loans receivable                                                  -              -               -              -      18,656,039
                                                     -----------------  -------------  --------------  -------------  --------------
                        Total assets                       537,364,113      8,975,722      35,352,123      3,233,563      18,656,039
                                                     -----------------  -------------  --------------  -------------  --------------

LIABILITIES:
   Fund transfers                                              (30,018)       370,971        (237,779)             -               -
   Amounts payable to BIW Hourly Plan (Note 10)                      -              -               -      1,496,305               -
   Amounts payable to General Dynamics Corporation                   -              -               -         93,915               -
   Accrued payables                                             71,952          1,565           6,314        830,301               -
                                                    ------------------  -------------  --------------  -------------  --------------
                        Total liabilities                       41,934        372,536        (231,465)     2,420,521               -
                                                    ------------------  -------------  --------------  -------------  --------------
Net assets available for benefits                        $ 537,322,179    $ 8,603,186    $ 35,583,588    $   813,042    $ 18,656,039
                                                    ==================  =============  ==============  =============  ==============

    The accompanying notes are an integral part of this financial statement.

                         GENERAL DYNAMICS CORPORATION
                      SAVINGS AND STOCK INVESTMENT PLAN

          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                     FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                      STOCK           FIXED INCOME     BOND INDEX       BALANCED
                                                     TOTAL             FUND              FUND             FUND            FUND
                                                ----------------  ---------------  ----------------  --------------  -------------
PARTICIPATION IN INCOME (LOSS) OF MASTER TRUST    $ 415,685,954    $ 176,931,609   $    74,102,194   $   7,874,906   $  7,322,013
                                                ----------------  ---------------  ----------------  --------------  -------------

ADD (DEDUCT):

Rollover contributions                               11,656,456        1,785,156         1,090,500       1,286,931      1,296,227
Contributions by participants                        48,175,925       30,285,263         4,708,269       1,096,408      1,590,758
Contributions by General Dynamics Corporation        29,348,319       28,057,188            78,127          65,253        232,626
Participating forfeitures                              (485,383)        (453,432)           (2,367)           (436)        (7,567)
Loan repayments                                       1,647,612        7,368,683         1,663,228         194,675        117,684
Transfers among funds                                         -       (7,499,637)      (23,717,417)      9,723,724     11,351,334
Distributions to withdrawn participants            (162,998,350)     (27,284,381)      (88,838,653)     (6,905,777)    (3,051,869)
Loans issued                                                  -       (1,614,360)       (3,906,239)       (455,667)      (346,777)
Miscellaneous pending transactions                    2,335,658                -                 -               -              -
                                                ----------------  ---------------  ----------------  --------------  -------------

Net increase (decrease)                             345,366,191      207,576,089       (34,822,358)     12,880,017     18,504,429
                                                ----------------  ---------------  --------------------------------  -------------

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year                                 2,252,249,358      455,229,210     1,061,303,891      95,341,078     39,397,145
                                                ----------------  ---------------  ----------------  --------------  -------------
End of year                                     $ 2,597,615,549    $ 662,805,299   $ 1,026,481,533   $ 108,221,095   $ 57,901,574
                                                ================  ===============  ================  ==============  =============


                                                   S&P 500 STOCK    INTERNATIONAL      SMALL CAP      DISTRIBUTION       LOAN
                                                    INDEX FUND        INDEX FUND      INDEX FUND         ACCOUNT         FUND
                                                -----------------   -------------  ----------------  -------------   --------------
PARTICIPATION IN INCOME (LOSS) OF MASTER TRUST     $ 149,438,541    $  2,021,618      $ (2,004,927)   $         -     $          -
                                                -----------------   -------------  ----------------  -------------   --------------

ADD (DEDUCT):

Rollover contributions                                 4,357,402         489,706         1,350,534              -                -
Contributions by participants                          8,452,746         446,500         1,595,981              -                -
Contributions by General Dynamics Corporation            615,977          59,437           239,711              -                -
Participating forfeitures                                (13,817)         (1,331)           (6,433)             -                -
Loan repayments                                          895,490          19,949            58,972              -       (8,671,069)
Transfers among funds                                  2,412,795       1,873,578         5,855,623              -                -
Distributions to withdrawn participants              (33,083,567)       (765,341)       (2,317,479)             -         (751,283)
Loans issued                                          (3,862,234)       (121,217)         (375,376)             -       10,681,870
Miscellaneous pending transactions                             -               -                 -      2,335,658                -
                                                -----------------   -------------  ----------------  -------------   --------------

Net increase (decrease)                              129,213,333       4,022,899         4,396,606      2,335,658        1,259,518
                                                -----------------   -------------  ----------------  -------------   --------------

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year                                    537,322,179       8,603,186        35,583,588        813,042       18,656,039
                                                -----------------   -------------  ----------------  -------------   --------------
End of year                                        $ 666,535,512    $ 12,626,085      $ 39,980,194    $ 3,148,700     $ 19,915,557
                                                =================   =============  ================  =============   ==============

    The accompanying notes are an integral part of this financial statement.

                          GENERAL DYNAMICS CORPORATION
                        SAVINGS AND STOCK INVESTMENT PLAN


                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997

1. The General Dynamics Corporation Savings and Stock Investment Plan (the "Plan") is a defined contribution plan covering eligible salaried employees of General Dynamics Corporation (the "Company"). The following is a brief description of the Plan provided for general information purposes. Participants should refer to the Plan agreement for more complete information.

     Generally, a participant may contribute from 1% to 10% of the first $25,000 of base earnings and 1% to 6% of base earnings in excess of $25,000. In addition, non-highly compensated participants, as determined by the Plan Administrator, may also contribute another 1% to 4% of base earnings on an unmatched basis. Participants at Bath Iron Works ("BIW"), Armament Systems, Defense Systems, Advanced Technology Systems and Information Systems may contribute 1% to 15% of their salary on a pre-tax basis.

     Each participant shall direct his or her contributions to be invested in one percent increments into the available funds. Participants can change their investment elections daily and can make an unlimited number of investment election changes each year.

     All Company matching contributions to the Plan are invested in Company common stock. Generally, participants that are 100 percent invested in the General Dynamics Stock Fund receive a 100 percent Company matching contribution in Company common stock. Participants that are less than 100 percent invested in the General Dynamics Stock Fund receive a 50 percent Company matching contribution in Company common stock. The matching contributions vary from 50 percent to 100 percent for participants at BIW, Armament Systems, Defense Systems, Advanced Technology Systems and Information Systems.

     Participants are eligible to participate in the Plan upon hire, and their contributions are always 100 percent vested. In general, Company matching contributions are fully vested upon five years of service. For participants from many of the General Dynamics' subsidiaries, contributions invested in the General Dynamics Stock Fund must be maintained in that fund for 5 years before becoming eligible for transfer to any other fund. Therefore, a portion of the balance in the General Dynamics Stock Fund represents non-participant-directed investments due to the match. With the exception of the General Dynamics Stock Fund, all other investment funds are completely participant-directed.

     The Plan permits active participants and employed inactive participants to borrow up to 50% of the vested amount in their accounts (as limited by the Plan) and to repay the loan by regular payroll deductions over a period of up to five years. Loans are issued at the prime rate of interest.

     In the event the Plan is terminated, each participant will automatically be vested in the undistributed Company contributions. Each participant will receive payments based on the specific dollar amounts and shares of Company common stock in his or her account.

2. During June 1997, the Company extended the investment options for plan participants. The options added in 1997 include: Bond Index Fund, Balanced Fund, S&P 500 Stock Index Fund, International Index Fund and Small Cap Index Fund. These investment options offer participants the opportunity to invest in a broader range on the risk/return spectrum for actively traded securities.

     According to the Plan documents, the seven funds may hold the following types of investments:

     a) General Dynamics Stock Fund (the "Stock Fund") - The fund invests only in common stock of the Company.

     b) Fixed Income Fund - The fund invests in General Account and Separate Account Guaranteed Investment Contracts ("GICs"). General Account GICs are deposits with an insurance company that earn a contractually specified rate of return over a defined period. These contracts are secured by the issuer's general account (a broadly diversified portfolio of fixed income assets) and the net worth of the insurance company. Separate Account GICs are deposits with an insurance company, but are invested in a separate portfolio of high-quality securities. The GICs are not guaranteed by the Company or any government agency.

     c) Bond Index Fund - The fund invests in government, corporate, mortgage-backed and asset-backed securities. The fund also invests in high-quality bonds, as defined.

     d) Balanced Fund - The fund is a mixed portfolio of commingled stocks and bond funds. The fund is made up of international equities, U.S. large cap equities, fixed income securities and U.S. small cap equities.

     e) S&P 500 Stock Index Fund - The fund invests in all 500 U.S. common stocks in the S&P 500 Index in proportion to their weighting in the S&P 500 Index. It may also hold 2 percent to 5 percent of its value in S&P 500 futures contracts.

     f) International Index Fund - The fund invests in over 1,000 stocks in major markets outside the United States and Canada. Investments are made in all stocks in the MSCI EAFE Index in approximate proportion to the weighting in the MSCI EAFE Index.

     g) Small Cap Index Fund - The fund attempts to invest in all 2,000 stocks in the Russell 2000 Index in proportion to their weighting in the Russell 2000 Index. The Russell 2000 Index represents the smallest two-thirds of the 3,000 largest U.S. companies. It may also hold 2% to 5% of its value in Russell 2000 Index futures contracts.

     All of the above funds may hold a small cash balance for purposes of liquidity and expense control that is maintained in The Northern Trust Company Collective Short-Term Investment Fund.

3. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

4. The accompanying financial statements are prepared on the accrual basis of accounting. Certain financial statement captions have been changed to conform with the current year presentation.

5. The Company has received a determination from the Internal Revenue Service that the Plan, including all amendments through June 20, 1994, is a qualified profit sharing plan under Section 401(a) of the Internal Revenue Code. The trust formed thereunder is exempt from Federal income tax under
     Section 501(a). The Plan Administrator and Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

6. The Plan's investments are in the General Dynamics Corporation Savings and Stock Investment Plan Master Trust (the "Master Trust"), which was established for the investment of assets of the Plan and the Hourly Employees Savings and Stock Investment Plan (the "Plans"). Each participating plan has an undivided interest in the Master Trust. The assets of the Master Trust are held by The Northern Trust Company (the "Trustee"). The recordkeeper is Hewitt Associates. At December 31, 1998 and 1997, the Plan's interest in the net assets of the Master Trust was approximately 81.7% and 83.2%, respectively. Net assets and net participation in the income of the Master Trust are allocated to the Plans according to their percentage interest in various funds included in the Master Trust.

     The following table presents the reported value of investments for the Master Trust.

                                                                                      December 31,
                                                                       --------------------------------------------
                                                                              1998                     1997
                                                                       --------------------      ------------------
        General Dynamics Corporation common stock                  $           762,414,942    $        513,911,736
        Investments in registered investment companies                       1,138,026,273             901,907,398
        Cash and cash equivalents                                               31,805,631              14,594,902
        Loans receivable                                                        28,704,785              22,839,462
        Guaranteed investment contracts                                      1,218,525,581           1,255,533,974
                                                                       --------------------      ------------------
                                       Total                       $         3,179,477,212    $      2,708,787,472
                                                                       ====================      ==================

     Investment income for the Master Trust is as follows:

                                                                                   Year Ended
                                                                                December 31, 1998
                                                                          ---------------------------
              Dividends                                                   $               10,665,773
              Interest                                                                    91,525,729
              Net realized and unrealized gains on assets                                401,630,816
                                                                             ------------------------
                                                                          $              503,822,318
                                                                             ========================



     Administrative expenses are primarily paid by the Plan, although certain administrative functions are performed by employees of the Company. Although no costs were reimbursed by the Company in 1998, the Plan document provides that these costs may be reimbursed by the Company.

7. In accordance with generally accepted accounting principles, amounts allocated to accounts of participants who have elected to withdraw from the Plan but have not yet been paid as of year end are not reported as liabilities on the statements of net assets available for benefits. However, the Department of Labor requires that these amounts be reported as liabilities on Form 5500. At December 31, 1998 and 1997, amounts payable on withdrawals and distributions were $3,857,680 and $370,328, respectively. In addition, on the statement of changes in net assets available for benefits, 1998 distributions to withdrawn participants would have been $166,856,030 instead of $162,998,350 if the December 31 amounts payable on withdrawals and distributions had been included.

8. Most investments held by the Master Trust are recorded at quoted market value, as stated on public exchanges as of December 31, 1998 and 1997. The Company values the GICs in the Fixed Income Fund in accordance with AICPA Statement of Position No. 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined Contribution Pension Plans." As of December 31, 1998 and 1997, the GICs included in the Master Trust are reported at contract value because they have been determined to be fully benefit responsive. For example, participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. There are no reserves against contract value for credit risk of the contract issuers or otherwise. The fair value of the GICs at December 31, 1998 was approximately $1.28 billion. The average yield and crediting interest rates ranged from 5.62 percent to 10.0 percent for 1998.

9. In April 1997, the assets of the Bath Iron Works Corporation Tax Deferred Savings Plan for Salaried Employees were merged into the Plan and the related Master Trust.

10. During 1997, $1,496,305 of assets were transferred to the Master Trust in error by Chase Manhattan Bank, trustee for the BIW benefit plans. The amount represents an asset of the BIW Hourly Plan. Therefore, the amount was appropriately included as a liability of the Master Trust on the statement of net assets available for benefits as of December 31, 1997. The amount was returned to the BIW Hourly Plan in January 1998.

                          GENERAL DYNAMICS CORPORATION               SCHEDULE I
                       SAVINGS AND STOCK INVESTMENT PLAN                 1 OF 2

                STATEMENT OF INVESTMENTS IN MASTER TRUST FUNDS
                            AS OF DECEMBER 31, 1998

                                                                                             MARKET/CONTRACT
                                                                             COST                 VALUE
                                                                      -----------------    -------------------

GENERAL DYNAMICS STOCK FUND:
     Investment in common stock of
          General Dynamics Corporation  *                              $   287,427,476       $    762,414,942

     Temporary investments in
          The Northern Trust Company
               Collective Short-Term Investment Fund  *                      1,896,652              1,896,652
                                                                      -----------------    -------------------

     Total                                                             $   289,324,128       $    764,311,594
                                                                      =================    ===================

     PROPORTIONATE INTEREST                                                                  $   662,777,394
                                                                                           ===================

FIXED INCOME FUND:
     Investment in the Fixed Income Fund                               $ 1,218,525,580       $  1,218,525,580

     Temporary investments
          The Northern Trust Company
               Collective Short-Term Investment Fund  *                     26,257,956             26,257,956
                                                                      -----------------    -------------------

     Total                                                             $ 1,244,783,536       $  1,244,783,536
                                                                      =================    ===================

     PROPORTIONATE INTEREST                                                                  $ 1,025,430,024
                                                                                           ===================

BOND INDEX FUND:
     Investment in the Bond Index Fund                                 $   145,203,664       $    167,485,221
                                                                      =================    ===================

PROPORTIONATE INTEREST                                                                       $   108,120,872
                                                                                           ===================

BALANCED FUND:
     Investment in the Balanced Fund                                   $    61,656,640       $     71,696,277
                                                                      =================    ===================

     PROPORTIONATE INTEREST                                                                  $     57,984,985
                                                                                           ===================

         The accompanying notes are an integral part of this schedule.

                          GENERAL DYNAMICS CORPORATION               SCHEDULE I
                       SAVINGS AND STOCK INVESTMENT PLAN                 2 OF 2

                STATEMENT OF INVESTMENTS IN MASTER TRUST FUNDS
                            AS OF DECEMBER 31, 1998

                                                                                         MARKET/CONTRACT
                                                                            COST              VALUE
                                                                      ---------------    ---------------

S&P 500 STOCK INDEX FUND:
     Investment in the S&P 500 Stock Index Fund                        $ 542,185,771      $  838,059,236
                                                                      ===============    ================

     PROPORTIONATE INTEREST                                                               $  666,052,137
                                                                                         ================

INTERNATIONAL INDEX FUND:
     Investment in the International Index Fund                        $  13,089,556      $   14,246,751
                                                                      ===============    ================

     PROPORTIONATE INTEREST                                                               $   12,433,099
                                                                                         ================


SMALL CAP INDEX FUND:
     Investment in the Small Cap Index Fund                            $  45,827,472      $   46,538,788
                                                                      ===============    ================

     PROPORTIONATE INTEREST                                                               $   39,867,610
                                                                                         ================


DISTRIBUTION ACCOUNT:
     Distribution Account                                              $   3,651,023      $    3,651,023
                                                                      ===============    ================

     PROPORTIONATE INTEREST                                                               $    3,148,700
                                                                                         ================


LOAN Fund:
     Loans Receivable                                                  $  28,704,785      $   28,704,785
                                                                      ===============    ================

     PROPORTIONATE INTEREST                                                               $   19,972,729
                                                                                         ================

     * denotes party-in-interest


         The accompanying notes are an integral part of this schedule.

          GENERAL DYNAMICS SAVINGS AND STOCK INVESTMENT PLAN        SCHEDULE II
       LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS         1 OF 6


                                                  Amount received         (f) Unpaid
                              (c) Original     during reporting year      balance at
 (b) Identity of obligator   amount of loan (d) Principal  (e) Interest   end of year
-------------------------------------------------------------------------------------
Participant Loan                 $2,276.00     $2,092.76        $106.12      $183.24


Participant Loan                $25,000.00     $5,709.91      $1,328.45   $22,882.26


Participant Loan                $14,500.00     $2,724.54      $1,027.83   $11,775.46


Participant Loan                $17,813.00       $638.70        $373.26   $17,174.30


Participant Loan                $10,000.00     $1,347.06        $335.61    $7,152.91


Participant Loan                $13,736.00       $370.31        $215.05   $13,365.69


Participant Loan                 $5,000.00         $0.00          $0.00    $5,000.00


                                    (g) Detailed description of loan
                                     including dates of making and
                                 maturity, interest rate, the type and
                                 value of collateral, any renegotiation
                               of the loan and terms of the renegotiation            Amount overdue
 (b) Identity of obligator              and other material items           (h) Principal (i) Interest
-----------------------------------------------------------------------------------------------------
Participant Loan             Date of making: 10/8/97                            $183.24        $0.00
                             Maturity: 11/1/98
                             Rate:       8.5%
Participant Loan             Date of making: 3/13/98                            $796.33        $0.00
                             Maturity: 4/1/03
                             Rate:       8.5%
Participant Loan             Date of making: 7/17/97                          $1,574.69      $390.86
                             Maturity: 8/1/01
                             Rate:      8.5%
Participant Loan             Date of making: 8/10/98                             $84.33        $0.00
                             Maturity: 9/1/03
                             Rate:      8.5%
Participant Loan             Date of making: 4/30/96                          $1,949.05      $447.48
                             Maturity: 5/30/01
                             Rate:      8.25%
Participant Loan             Date of making: 8/11/98                            $187.13       $73.03
                             Maturity: 9/1/03
                             Rate       8.5%
Participant Loan             Date of making: 5/31/95                          $3,500.28      $961.80
                             Maturity: 6/31/00
                             Rate:      10.0%

         The accompanying notes are an integral part of this schedule

          GENERAL DYNAMICS SAVINGS AND STOCK INVESTMENT PLAN        SCHEDULE II
       LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS         2 OF 6



                                                  Amount received         (f) Unpaid
                              (c) Original     during reporting year      balance at
 (b) Identity of obligator   amount of loan (d) Principal  (e) Interest   end of year
-------------------------------------------------------------------------------------
Participant Loan                 $5,000.00         $0.00          $0.00    $3,472.21


Participant Loan                $37,000.00     $4,700.85      $2,132.27   $30,797.38


Participant Loan                $11,140.00       $715.03        $383.72   $10,424.97


Participant Loan                $13,800.00     $2,530.00        $493.90    $2,070.00


Participant Loan                 $3,500.00         $0.00          $0.00    $2,508.22


Participant Loan                 $1,288.00       $234.14         $25.06    $1,053.86


Participant Loan                $15,000.00         $0.00          $0.00   $13,145.00


                                    (g) Detailed description of loan
                                     including dates of making and
                                 maturity, interest rate, the type and
                                 value of collateral, any renegotiation
                               of the loan and terms of the renegotiation            Amount overdue
 (b) Identity of obligator              and other material items           (h) Principal (i) Interest
-----------------------------------------------------------------------------------------------------
Participant Loan             Date of making: 11/20/94                         $3,472.21      $430.79
                             Maturity: 10/31/97
                             Rate:      7.75%
Participant Loan             Date of making: 8/13/97                          $1,634.48      $641.24
                             Maturity: 9/1/02
                             Rate:      8.5%
Participant Loan             Date of making: 12/29/97                           $950.78      $424.41
                             Maturity: 1/1/03
                             Rate:      8.5%
Participant Loan             Date of making: 6/30/94                            $460.00       $89.80
                             Maturity: 7/31/99
                             Rate:     7.25%
Participant Loan             Date of making: 9/30/93                          $2,508.22      $419.80
                             Maturity: 10/30/98
                             Rate:      6.0%
Participant Loan             Date of Making: 6/16/98                            $289.38       $13.02
                             Maturity: 7/1/99
                             Rate:      8.5%
Participant Loan             Date of making: 9/30/93                         $13,145.00    $2,080.00
                             Maturity: 10/30/98
                             Rate:      6.0%

         The accompanying notes are an integral part of this schedule

          GENERAL DYNAMICS SAVINGS AND STOCK INVESTMENT PLAN        SCHEDULE II
       LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS         3 OF 6


                                                  Amount received         (f) Unpaid
                              (c) Original     during reporting year      balance at
 (b) Identity of obligator   amount of loan (d) Principal  (e) Interest   end of year
-------------------------------------------------------------------------------------
Participant Loan                $22,500.00     $3,469.57      $1,608.36   $18,946.84


Participant Loan                 $3,000.00       $509.59        $229.85    $2,409.62


Participant Loan                $15,000.00     $2,940.90        $671.28   $10,059.10


Participant Loan                   $813.00       $698.92         $38.18      $114.08


Participant Loan                 $7,600.00     $1,646.71        $392.21    $3,332.43


Participant Loan                 $3,400.00       $751.70        $142.59      $381.50


Participant Loan                $13,000.00        $81.74         $53.19    $7,068.17


                                    (g) Detailed description of loan
                                     including dates of making and
                                 maturity, interest rate, the type and
                                 value of collateral, any renegotiation
                               of the loan and terms of the renegotiation            Amount overdue
 (b) Identity of obligator              and other material items           (h) Principal (i) Interest
-----------------------------------------------------------------------------------------------------
Participant Loan             Date of making: 7/28/97                          $1,548.63      $516.56
                             Maturity: 8/1/02
                             Rate:      8.5%
Participant Loan             Date of making: 7/14/97                             $89.24       $21.72
                             Maturity: 8/1/02
                             Rate:      8.5%
Participant Loan             Date of making: 3/31/97                             $59.10        $0.00
                             Maturity: 4/1/02
                             Rate:      8.25%
Participant Loan             Date of making: 11/4/97                            $114.08        $0.58
                             Maturity: 12/1/98
                             Rate:      8.5%
Participant Loan             Date of making: 12/31/95                            $39.21        $0.00
                             Maturity: 1/1/01
                             Rate:      8.75%
Participant Loan             Date of making: 2/28/95                            $169.09       $25.94
                             Maturity: 3/1/99
                             Rate:      8.5%
Participant Loan             Date of making: 4/30/95                          $3,384.98      $797.85
                             Maturity: 5/1/00
                             Rate:      9.0%

         The accompanying notes are an integral part of this schedule

          GENERAL DYNAMICS SAVINGS AND STOCK INVESTMENT PLAN        SCHEDULE II
       LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS         4 OF 6


                                                  Amount received         (f) Unpaid
                              (c) Original     during reporting year      balance at
 (b) Identity of obligator   amount of loan (d) Principal  (e) Interest   end of year
-------------------------------------------------------------------------------------
Participant Loan                 $7,000.00     $1,104.48        $113.88      $858.91


Participant Loan                $23,000.00     $3,521.71      $1,669.19   $19,478.29


Participant Loan                $13,000.00     $1,990.18        $944.18   $11,009.82


Participant Loan                 $8,400.00     $1,540.02        $344.74    $5,222.82


Participant Loan                 $2,000.00       $829.61        $124.56    $1,170.39


Participant Loan                $15,000.00     $3,290.04        $781.56    $8,001.60


Participant Loan                $26,000.00     $4,907.57      $1,163.52   $17,758.29


                                    (g) Detailed description of loan
                                     including dates of making and
                                 maturity, interest rate, the type and
                                 value of collateral, any renegotiation
                               of the loan and terms of the renegotiation            Amount overdue
 (b) Identity of obligator              and other material items           (h) Principal (i) Interest
-----------------------------------------------------------------------------------------------------
Participant Loan             Date of making: 1/31/94                            $625.57      $100.10
                             Maturity: 2/1/99
                             Rate:      6.0%
Participant Loan             Date of making: 8/14/97                          $1,349.99      $537.59
                             Maturity: 9/1/02
                             Rate:      8.5%
Participant Loan             Date of making: 9/2/97                             $508.60      $230.12
                             Maturity: 10/1/02
                             Rate:      8.5%
Participant Loan             Date of making: 11/30/96                           $182.82       $31.34
                             Maturity: 12/01/01
                             Rate:      8.25%
Participant Loan             Date of making: 10/31/97                           $211.88       $15.26
                             Maturity: 11/1/99
                             Rate:      8.5%
Participant Loan             Date of making: 2/29/96                          $1,316.28       $93.12
                             Maturity: 3/30/01
                             Rate:      9.25%
Participant Loan             Date of making: 3/31/97                            $424.89        $0.20
                             Maturity: 4/30/02
                             Rate:      8.25%

         The accompanying notes are an integral part of this schedule

          GENERAL DYNAMICS SAVINGS AND STOCK INVESTMENT PLAN        SCHEDULE II
       LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS         5 OF 6


                                                  Amount received         (f) Unpaid
                              (c) Original     during reporting year      balance at
 (b) Identity of obligator   amount of loan (d) Principal  (e) Interest   end of year
-------------------------------------------------------------------------------------
Participant Loan                 $1,000.00       $437.19         $66.81      $562.81


Participant Loan                   $700.00        $74.55         $18.27      $508.75


Participant Loan                $10,000.00     $1,676.90        $315.10    $2,347.35


Participant Loan                $20,000.00     $3,939.99        $315.10    $2,347.35


Participant Loan                $14,000.00     $2,354.07      $1,183.68   $11,645.93


Participant Loan                 $5,000.00     $1,264.14        $314.06    $3,735.86


Participant Loan                $10,000.00     $3,127.86        $489.12    $2,894.86


                                    (g) Detailed description of loan
                                     including dates of making and
                                 maturity, interest rate, the type and
                                 value of collateral, any renegotiation
                               of the loan and terms of the renegotiation            Amount overdue
 (b) Identity of obligator              and other material items           (h) Principal (i) Interest
-----------------------------------------------------------------------------------------------------
Participant Loan             Date of making: 10/27/97                            $83.24        $4.26
                             Maturity: 11/1/99
                             Rate:      8.25%
Participant Loan             Date of making: 1/31/97                             $65.49       $13.05
                             Maturity: 2/28/02
                             Rate:      8.25%
Participant Loan             Date of making: 8/31/94                            $847.52      $115.95
                             Maturity: 9/1/99
                             Rate:      7.25%
Participant Loan             Date of making: 7/3/97                             $595.30      $225.26
                             Maturity: 8/1/02
                             Rate:      8.5%
Participant Loan             Date of making: 7/3/97                             $819.67      $239.18
                             Maturity: 8/1/02
                             Rate:      8.5%
Participant Loan             Date of making: 11/19/97                           $263.71       $51.93
                             Maturity: 12/1/00
                             Rate:      8.5%
Participant Loan             Date of making: 7/31/96                            $588.28       $40.76
                             Maturity: 8/1/99
                             Rate:      8.25%

         The accompanying notes are an integral part of this schedule

          GENERAL DYNAMICS SAVINGS AND STOCK INVESTMENT PLAN        SCHEDULE II
       LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS         6 OF 6



                                                  Amount received         (f) Unpaid
                              (c) Original     during reporting year      balance at
 (b) Identity of obligator   amount of loan (d) Principal  (e) Interest   end of year
-------------------------------------------------------------------------------------
Participant Loan                $17,900.00     $2,557.15      $1,298.96   $15,342.85


Participant Loan                 $6,500.00     $1,529.66        $272.80      $270.70


Participant Loan                $50,000.00     $5,113.92      $2,698.17   $44,886.08


Participant Loan                $12,000.00     $1,476.17        $381.28    $5,723.83


Participant Loan                 $3,500.00       $697.35        $134.56    $2,802.65


Participant Loan                $10,000.00     $1,936.55        $436.81    $3,833.23


                                    (g) Detailed description of loan
                                     including dates of making and
                                 maturity, interest rate, the type and
                                 value of collateral, any renegotiation
                               of the loan and terms of the renegotiation         Amount overdue
 (b) Identity of obligator              and other material items           (h) Principal (i) Interest
-----------------------------------------------------------------------------------------------------
Participant Loan             Date of making: 11/11/97                           $705.24      $212.90
                             Maturity: 12/1/02
                             Rate:      8.5%
Participant Loan             Date of making: 12/31/94                           $135.44       $24.80
                             Maturity: 1/31/99
                             Rate:      8.5%
Participant Loan             Date of making: 9/2/97                           $4,734.91    $1,814.62
                             Maturity: 10/1/02
                             Rate:      8.5%
Participant Loan             Date of making: 11/30/95                           $923.83      $190.64
                             Maturity: 12/31/00
                             Rate:      8.75%
Participant Loan             Date of making: 4/22/98                            $262.92       $19.01
                             Maturity: 5/1/00
                             Rate:      8.5%
Participant Loan             Date of making: 9/30/95                            $166.69       $39.71
                             Maturity: 10/1/00
                             Rate:      8.75%

         The accompanying notes are an integral part of this schedule

                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GENERAL DYNAMICS CORPORATION
                                 As Plan Administrator of the General Dynamics Corporation Savings and Stock Investment Plan

                                         By      /s/  David A. Savner
                                            -------------------------
                                                    David A. Savner
                                                       Secretary

Dated:  June 30, 1999

                                                                    EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into General Dynamics Corporation's previously filed Registration Statement on Form S-8, File No. 2-23904.

                                         By       /s/  Arthur Andersen LLP
                                            ------------------------------
                                                     Arthur Andersen LLP

Washington, D.C.
June 30, 1999